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                                                                       EXHIBIT 5

                     [LETTERHEAD OF PIPER & MARBURY L.L.P.]

                                 July 29, 1997

G & L Realty Corp.
439 North Bedford Drive
Beverly Hills, California 90210

Ladies and Gentlemen:

     We have acted as special Maryland counsel to G & L Realty Corp., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers an additional 120,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), for issuance pursuant to and under the terms of the Company's Amended and Restated 1993 Stock Incentive Plan (the "Plan").

     In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement relating thereto has become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, and assuming that up to an additional 120,000 shares of the Company's Common Stock to be offered pursuant to the Plan have been duly and validly authorized for issuance pursuant to the terms of the Plan, we are of the opinion and advise you that, upon payment of the consideration specified in the Plan and any applicable authorizing resolutions, and delivery of the Shares in accordance with the terms therefor and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the
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G & L Realty Corp.
July 29, 1997
Page 2

Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are also subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. In addition, the opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                       Very Truly Yours,

                                       /s/ Piper & Marbury